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                                                                   Exhibit 4.02

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                    THE EQUITABLE COMPANIES INCORPORATED



                                  BY-LAWS
                                  -------




                     As Amended Effective May 15, 1997






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                    THE EQUITABLE COMPANIES INCORPORATED


                                   BY-LAWS
                                   -------



                              TABLE OF CONTENTS



SECTION                                                                     PAGE
-------                                                                     ----

ARTICLE I  STOCKHOLDERS                                                        1

Section 1.01.  Annual Meetings.................................................1

Section 1.02.  Special Meetings................................................3

Section 1.03.  Notice of Meetings; Waiver......................................5

Section 1.04.  Quorum..........................................................5

Section 1.05.  Voting..........................................................6

Section 1.06.  Voting by Ballot................................................6

Section 1.07.  Adjournment.....................................................6

Section 1.08.  Proxies.........................................................7

Section 1.09.  Organization; Procedure.........................................7

ARTICLE II BOARD OF DIRECTORS                                                  9

Section 2.01.  General Powers..................................................8

Section 2.02.  Number and Term of Office.......................................8

Section 2.03.  Nomination and Election of Directors............................8

Section 2.04.  Annual and Regular Meetings....................................12

Section 2.05.  Special Meetings; Notice.......................................12

Section 2.06.  Quorum; Voting.................................................13

Section 2.07.  Adjournment....................................................13

Section 2.08.  Action Without a Meeting.......................................14

Section 2.09.  Regulations; Manner of Acting..................................14


                                        i
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                                                                            PAGE
                                                                            ----

Section 2.10.  Action by Telephonic Communications............................14

Section 2.11.  Resignations...................................................14

Section 2.12.  Vacancies and Newly Created Directorships......................14

Section 2.13.  Compensation...................................................15

Section 2.14.  Reliance on Accounts and Reports, etc..........................15

ARTICLE III  EXECUTIVE COMMITTEE AND OTHER COMMITTEES                         16

Section 3.01.  How Constituted................................................15

Section 3.02.  Powers.........................................................16

Section 3.03.  Proceedings....................................................17

Section 3.04.  Quorum and Manner of Acting....................................17

Section 3.05.  Action by Telephonic Communications............................17

Section 3.06.  Resignations...................................................18

Section 3.07.  Removal........................................................18

Section 3.08.  Vacancies......................................................18

ARTICLE IV  OFFICERS                                                          19

Section 4.01.  Number.........................................................18

Section 4.02.  Election.......................................................19

Section 4.03.  Removal and Resignation; Vacancies.............................19

Section 4.04.  Authority and Duties of Officers...............................19


                                      ii
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                                                                            PAGE
                                                                            ----

Section 4.05.  Chairman of the Board..........................................19

Section 4.06.  Vice-Chairmen of the Board.....................................20

Section 4.07.  President......................................................20

Section 4.08.  Chief Executive Officer........................................20

Section 4.09.  The Secretary..................................................21

Section 4.10.  The Treasurer..................................................22

Section 4.11.  Additional Officers............................................23

Section 4.12.  Security.......................................................23

ARTICLE V  CAPITAL STOCK                                                      25

Section 5.01.  Certificates of Stock,
               Uncertificated Shares..........................................24

Section 5.02.  Signatures; Facsimile..........................................24

Section 5.03.  Lost, Stolen or Destroyed Certificates.........................24

Section 5.04.  Transfer of Stock..............................................25

Section 5.05.  Record Date....................................................25

Section 5.06.  Registered Stockholders........................................26

Section 5.07.  Transfer Agent and Registrar...................................26

ARTICLE VI  INDEMNIFICATION

Section 6.01.  Nature of Indemnity............................................27

Section 6.02.  Successful Defense.............................................28


                                   iii
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Section 6.03.  Determination That
               Indemnification Is Proper......................................28

Section 6.04.  Advance Payment of Expenses....................................29

Section 6.05.  Procedure for Indemnification of Directors and Officers........29

Section 6.06.  Survival; Preservation of Other Rights.........................31

Section 6.07.  Insurance......................................................31

Section 6.08.  Severability...................................................32

ARTICLE VII  OFFICES

Section 7.01.  Registered Office..............................................32

Section 7.02.  Other Offices..................................................32

ARTICLE VIII  GENERAL PROVISIONS

Section 8.01.  Dividends......................................................33

Section 8.02.  Reserves.......................................................33

Section 8.03.  Execution of Instruments.......................................33

Section 8.04.  Corporate Indebtedness.........................................34

Section 8.05.  Deposits.......................................................34

Section 8.06.  Checks.........................................................35

Section 8.07.  Sale, Transfer, etc. of Securities.............................35


Section 8.08.  Voting as Stockholder..........................................35

Section 8.09.  Fiscal Year....................................................36


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Section 8.10.  Seal...........................................................36

Section 8.11.  Books and Records..............................................36

ARTICLE IX  AMENDMENT OF BY-LAWS

Section 9.01.  Amendment......................................................36

ARTICLE X  CONSTRUCTION

Section 10.01.  Construction..................................................37

ARTICLE XI  INVESTOR ACQUISITIONS OF VOTING SECURITIES                        38

Section 11.01.  Limitation on Acquisitions....................................37

Section 11.02.  Certain Definitions...........................................38


                            v
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         THE EQUITABLE COMPANIES INCORPORATED
                        BY-LAWS
                        -------


                        ARTICLE I

                       STOCKHOLDERS

       Section 1.01. Annual Meetings. The annual meeting of the stockholders of the Corporation for the election of Directors and for the transaction of such other business as properly may come, as hereinafter provided, before such meeting shall be held at such place, either within or without the State of Delaware, and at 11:00 a.m., local time, on the third Wednesday of May in each year (or, if such day is a legal holiday, then on the next succeeding business day), or at such other earlier or later date and hour, as may be fixed from time to time by resolution of the Board of Directors and set forth in the notice or waiver of notice of the meeting. [Sections 211(a), (b).](*)

       Subject to the final paragraph of this Section 1.01, to be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this
Section 1.01, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 1.01. For business to be properly brought before an annual meeting by a stockholder, if such business is related to the election of Directors of the Corporation, the procedures in
Section 2.03 of these By-Laws must be complied with. If such business relates to any other matter, the stockholder must have given timely notice

----------------------------------

  (*) Citations are to the General Corporation Law of the State of Delaware as in effect on May 1, 1997, and are inserted for reference only, and do not constitute a part of the By-Laws.

thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered and received not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting and the 10th day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth in writing as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting, and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (A) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (B) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner. Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 1.01. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 1.01, and if he should so determine, the Chairman shall declare to the meeting that any such business not properly brought before the meeting shall not be transacted. For purposes of this
Section 1.01 and Section 2.03, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News

                            2
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Service or in a document publicly filed by the Corporation with the
Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In addition to the provisions of this Section 1.01, a stockholder desiring to bring business before an annual meeting shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein, and any other applicable laws or rules or regulations of any governmental authority or of any national securities exchange or similar body overseeing any trading market on which shares of the Corporation are traded. Nothing in these By-Laws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

       The provisions of this Section 1.01 requiring prior notice for a stockholder to bring business before a meeting of stockholders shall not be applicable to any stockholder that beneficially owns, under Rule 13d-3 of the General Rules and Regulations under the Exchange Act (excluding, however, securities acquired solely due to Rule 13d-5 of such General Rules and Regulations), shares representing at least 25% of the voting power of the then outstanding voting shares of the Corporation (a "Major Stockholder").
As used in these By-Laws, "voting shares of the Corporation" are those shares of capital stock of the Corporation entitled (at all times and without regard to the occurrence of a contingency) to vote generally on the election of directors and other matters required to be submitted for stockholder approval. Subject to compliance with applicable law, a Major Stockholder may bring before any meeting of stockholders any business, without the need to give any advance notice of such business. [Section 109(b).]


       Section 1.02. Special Meetings. Special meetings of the stockholders may be called at any time by the Chairman of the Board, the President or the Board of

                            3
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Directors pursuant to a written request signed by not less than one-third of the total number of Directors then in office. A special meeting shall be called by the President (or, in the event of his absence or disability, by any Vice President), or by the Secretary, in the event a vacancy exists on the Board of Directors due to removal of a Director by vote of the stockholders of the Corporation or upon receipt of a written request therefor by a stockholder or stockholders holding in the aggregate not less than 25% of the outstanding shares of the Corporation at the time entitled to vote on the particular matter or matters for which the meeting is called. Such written request by a stockholder or stockholders shall set forth the purpose or purposes for which such meeting is called. If such officers or the Board of Directors shall fail to call such meeting within 20 days after creation of such vacancy or receipt of such request or shall schedule such meeting to occur later than 65 days after such creation or receipt, any stockholder executing such request may call such meeting. Such special meetings of the stockholders shall be held at such places, within or without the State of Delaware, as shall be specified in the respective notices or waivers of notice thereof. [Section 211(d).]

       The purpose or purposes of any special meeting of stockholders shall be set forth in the notice of meeting (which notice for a meeting called at the request of stockholders shall include all business specified in the request of the stockholder or stockholders for the meeting), and, except as otherwise required by law or by the Restated Certificate of Incorporation, no business shall be transacted at any special meeting of stockholders other than the items of business stated in the notice of meeting. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 1.02, and if he or she should so determine, the Chairman shall declare to the meeting that any such business not properly brought before the meeting shall not be transacted. [Section 109(b).]

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       Section 1.03.  Notice of Meetings; Waiver.  The Secretary or any
Assistant Secretary shall cause written notice of the place, date and hour of each meeting of the stockholders, and, in the case of a special meeting, the purpose or purposes for which such meeting is called, to be given personally or by mail, not less than 10 nor more than 60 days prior to the meeting, to each stockholder of record entitled to vote at such meeting. If such notice is mailed, it shall be deemed to have been given to a stockholder when deposited in the United States mail, postage prepaid, or delivered to a nationally recognized overnight delivery service for overnight delivery, in each case directed to the stockholder at his or her address as it appears on the record of stockholders of the Corporation, or, if he or she shall have filed with the Secretary of the Corporation a written request that notices to him or her be mailed to some other address, then directed to him or her at such other address. Such further notice shall be given as may be required by law.

       No notice of any meeting of stockholders need be given to any stockholder who submits a signed waiver of notice, whether before or after the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in a written waiver of notice. The attendance of any stockholder at a meeting of stockholders in person or by proxy shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened. [Sections 222, 229.]

       Section 1.04. Quorum. Except as otherwise required by law or by the Restated Certificate of Incorporation, the presence in person or by proxy of the holders of record of a majority of the shares entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business at such meeting. [Section 216.]

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       Section 1.05.  Voting.  If, pursuant to Section 5.05 of these By-Laws, a record date has been fixed, every holder of record of shares entitled to vote at a meeting of stockholders shall be entitled to one vote for each share outstanding in his or her name on the books of the Corporation at the close of business on such record date. If no record date has been fixed, then every holder of record of shares entitled to vote at a meeting of stockholders shall be entitled to one vote for each share of stock standing in his or her name on the books of the Corporation at the close of business on the day next preceding the day on which notice of the meeting is given. Except as otherwise required by law or by the Restated Certificate of Incorporation or these By-Laws, the vote of a majority of the shares represented in person or by proxy at any meeting at which a quorum is present shall be sufficient for the transaction of any business at such meeting. [Sections 212(a), 216.]

       Section 1.06. Voting by Ballot. No vote of the stockholders need be taken by written ballot, unless otherwise required by law. Any vote which need not be taken by ballot may be conducted in any manner approved by the meeting.

       Section 1.07. Adjournment. Notice of any adjourned meeting of the stockholders of the Corporation need not be given if the place, date and hour thereof are announced at the meeting at which the adjournment is taken, provided that if the adjournment is for more than thirty days, or if after the adjournment a new record date for the adjourned meeting is fixed pursuant to Section 5.05 of these By-Laws, a notice of the adjourned meeting, conforming to the requirements of Section 1.03 hereof, shall be given to each stockholder of record entitled to vote at such meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted on the original date of the meeting.
[Section 222(c).]

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

       Section 1.08. Proxies. Any stockholder entitled to vote at any meeting of the stockholders may, by (a) a written instrument signed by such stockholder or his attorney-in-fact, or (b) transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission (which may include telephone, datagram, or communication through the internet) to the person who will be the holder of the proxy or to an agent duly authorized by the person who will be the holder of the proxy, together with authenticating information deemed appropriate by the inspectors or other persons determining that such transmission was authorized by the stockholder, authorize another person or persons to vote at any such meeting for him by proxy. No such proxy shall be voted after the expiration of three years from the date of such proxy, unless such proxy provides for a longer period. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where applicable law provides that a proxy shall be irrevocable. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with the Secretary. [Section 212(b), (c), (e).]

       Section 1.09. Organization; Procedure. At every meeting of stockholders the presiding officer shall be the Chairman of the Board or, in the event of his or her absence or disability, a presiding officer chosen by a majority of the stockholders present in person or by proxy. The Secretary, or in the event of his or her absence or disability, the Assistant Secretary, if any, or if there be no Assistant Secretary, in the absence of the Secretary, an appointee of the presiding officer, shall act as Secretary of the meeting. The order of business and all other matters of procedure at every meeting of stockholders may be determined by such presiding officer.

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                        ARTICLE II

                    BOARD OF DIRECTORS

       Section 2.01. General Powers. Except as may otherwise be provided by law, by the Restated Certificate of Incorporation or by these By-Laws, the property, affairs and business of the Corporation shall be managed by or under the direction of the Board of Directors and the Board of Directors may exercise all the powers of the Corporation. [Section 141(a).]

       Section 2.02. Number and Term of Office. The Board of Directors shall consist of not less than thirteen nor more than thirty-six Directors. The exact number of Directors shall be determined from time to time by a resolution or resolutions adopted by the affirmative vote of a majority of the total number of Directors which the Corporation would have if there were no vacancies (the "entire Board of Directors").

       A Director shall hold office until the annual meeting next following his or her election and until his or her successor shall be elected and shall qualify, subject, however, to the Director's prior death, resignation, disqualification or removal from office. [Section 141(b).]

       Section 2.03. Nomination and Election of Directors. Subject to the final paragraph of this Section 2.03, only persons who are nominated in accordance with the procedures set forth in this Section 2.03 shall be eligible for election as Directors of the Corporation.

       Nominations of persons for election to the Board of Directors of the Corporation may be made at any annual meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the Corporation entitled to vote for the election of Directors at the meeting who was a stockholder of record at the time of giving of notice provided for in this
Section 2.03 and who
complies with the notice procedures set forth in this Section 2.03. Any such nomination by a stockholder shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely notice for an annual meeting, a stockholder's notice shall be delivered to and received by the Secretary of the Corporation at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered and received not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting and the 10th day following the day on which public announcement (as defined in Section 1.01) of the date of such meeting is first made. Notwithstanding anything in the foregoing sentence to the contrary, in the event that the number of Directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for Director or specifying the size of the increased Board of Directors made by the Corporation at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 2.03 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

       Nominations of persons for election to the Board of Directors of the Corporation may be made at a special meeting of stockholders at which Directors are to be elected pursuant to the Corporation's notice of meeting (i) by or at the direction of the Board of Directors or (ii) subject to the final paragraph of this Section 2.03, by any stockholder of the Corporation who is a stockholder of record at the

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time of giving of notice provided for in this Section 2.03, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.03. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more Directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice shall be delivered to and received by the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting and the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

       Any stockholder's notice delivered pursuant to this Section 2.03 shall set forth in writing (i) as to each person whom the stockholder proposes to nominate for election or re-election as a Director (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the number of shares of stock of the Corporation which are beneficially owned by such person, and (D) any other information relating to such person that is required to be disclosed in connection with the solicitation of proxies for election of Directors, or as otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including, without limitation, such person's written consent to being named in a proxy statement as a nominee and to serving as a Director if elected), and any other applicable laws or rules or regulations of any governmental authority or of any national securities exchange or similar body overseeing any trading market on which shares of the Corporation are traded; and (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made
(A) the name and address of
such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (B) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

       At the request of the Board of Directors, any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.03. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these By-Laws and in that event the defective nomination shall be disregarded. In addition to the provisions of this Section 2.03, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder, and any other applicable laws or rules or regulations of any governmental authority or any national securities exchange or similar body overseeing any trading market on which shares of the Corporation are traded, with respect to the matters set forth herein. [Section 109(b).]

       At each meeting of the stockholders for the election of Directors, provided a quorum is present, the Directors nominated in accordance with this
Section 2.03 for election at such meeting shall be elected by a plurality of the votes validly cast in such election. [Sections 211(b), (c), 216.]

       The provisions of this Section 2.03 requiring prior notice for a stockholder to nominate Directors shall not be applicable to any Major Stockholder, and, subject to compliance with applicable law, a Major Stockholder may nominate persons for election as Directors at any meeting where any Director is to be elected, without the need to give any advance notice of such nominations.

       Section 2.04. Annual and Regular Meetings. The annual meeting of the Board of Directors for the purpose of electing officers and for the transaction of such other business as may come before the meeting shall be held as soon as possible following adjournment of the annual meeting of the stockholders at the place of such annual meeting of the stockholders. Notice of such annual meeting of the Board of Directors need not be given. The Board of Directors from time to time may by resolution provide for the holding of regular meetings and fix the place (which may be within or without the State of Delaware) and the date and hour of such meetings. Unless and until otherwise specified in a resolution or resolutions adopted by a majority of the entire Board of Directors, regular meetings of the Board of Directors shall be held at the principal office of the Corporation on the third Thursday of each month, except January and August. Notice of regular meetings need not be given, provided that if the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be given to each Director who shall not have been present at the meeting at which such action was taken at least ten days in advance thereof in writing and by telephone or telecopy. Any such notice not specifically required to be given by telephone or telecopy shall be deemed given to a Director when sent by mail, telegram, telex or other electronic means of transmission addressed to him or her at his or her address furnished to the Secretary. Notice of such action need not be given to any Director who attends such regular meeting without protesting the lack of notice to him or her, prior to or at the commencement of such meeting, or to any Director who submits a signed waiver of notice, whether before or after such meeting.
[Section 141(g).]

       Section 2.05.  Special Meetings; Notice.  Special meetings of the
Board of Directors shall be held whenever called by the Chairman of the Board or, in the event of his or her absence or disability, by the President, or by not less than one-quarter of the Directors then in office, at such place (within or without the State of Delaware), date and hour as may be specified in the respective notices or waivers of notice of such meetings. Notice of each special meeting of the Board of Directors shall be given to each Director at least twenty-four hours in advance thereof in writing and by telephone or telecopy. Such notice shall state in general terms the purpose or purposes of the meeting. Any such notice for a special meeting not specifically required to be given by telephone or telecopy shall be deemed given to a Director when sent by mail, telegram, telex or other electronic means of transmission addressed to him or her at his or her address furnished to the Secretary. Notice of any special meeting need not be given to any Director who attends such meeting without protesting the lack of notice to him or her, prior to or at the commencement of such meeting, or to any Director who submits a signed waiver of notice, whether before or after such meeting. [Sections 141(g), 229.]

       Section 2.06. Quorum; Voting. At all meetings of the Board of Directors, the presence of not less than a majority of the entire Board of Directors shall constitute a quorum for the transaction of business. Except as otherwise required by law, the Restated Certificate of Incorporation or these By-Laws, the vote of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.
[Section 141(b).]

       Section 2.07. Adjournment. A majority of the Directors present, whether or not a quorum is present, may adjourn any meeting of the Board of Directors to another time or place. No notice need be given of any adjourned meeting unless the time and place of the adjourned meeting are not announced at the time of adjournment, in which case notice conforming to the requirements of
Section 2.05 shall be given to each Director.

       Section 2.08. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing, and such writing or writings are filed with the minutes of proceedings of the Board of Directors. [Section 141(f).]

       Section 2.09. Regulations; Manner of Acting. To the extent consistent with applicable law, the Restated Certificate of Incorporation and these By-Laws, the Board of Directors may adopt such rules and regulations for the conduct of meetings of the Board of Directors and for the management of the property, affairs and business of the Corporation as the Board of Directors may deem appropriate. The Directors shall act only as a Board, and the individual Directors shall have no power as such.

       Section 2.10. Action by Telephonic Communications. Members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting. [Section 141(i).]

       Section 2.11. Resignations. Any Director may resign at any time by delivering a written notice of resignation, signed by such Director, to the President or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery. [Section 141(b).]

       Section 2.12. Vacancies and Newly Created Directorships. Subject to the rights of the holders of any series of Preferred Stock of the Corporation, any newly created Directorship and any other vacancy occurring on the Board of Directors may be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director, except that the stockholders shall fill any vacancy resulting from the removal of a Director by the stockholders. [Section 223.]

       Section 2.13. Compensation. The amount, if any, which each Director shall be entitled to receive as compensation for his services as such shall be fixed from time to time by resolution of the Board of Directors.
[Section 141(h).]

       Section 2.14. Reliance on Accounts and Reports, etc. A Director, or a member of any Committee designated by the Board of Directors, shall, in the performance of his duties, be fully protected in relying in good faith upon the records of the Corporation and upon information, opinions, reports or statements presented to the Corporation by any of the Corporation's officers or employees, or Committees designated by the Board of Directors, or by any other person as to the matters the member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation. [Section 141(e).]


                       ARTICLE III

         EXECUTIVE COMMITTEE AND OTHER COMMITTEES

       Section 3.01. How Constituted. The Board of Directors may designate one or more Committees, each Committee to consist of one or more of the Directors of the Corporation, including an Executive Committee, and designate the Directors who are to serve as members of each such Committee. Any member of a Committee may designate in writing to the Board of Directors, and upon such designation the Board of Directors shall appoint, one or more other Directors as an alternative member of such Committee, who may replace such appointing Committee member at any meeting of such Committee where such appointing member is absent or disqualified. Each member (and each alternate member) of any such Committee (whether designated at an annual meeting of the Board of Directors or to fill a vacancy or otherwise) shall hold office until his or her successor shall have been designated or until he or she shall cease to be a Director, or until his or her earlier death, resignation or removal.
[Section 141(c).]

       Section 3.02. Powers. During the intervals between the meetings of the Board of Directors, the Executive Committee, except as otherwise provided in this section and subject to the Restated Certificate of Incorporation and these By-Laws, shall have and may exercise all the powers and authority of the Board of Directors in the day to day management of the property, affairs and business of the Corporation. Each such other Committee, except as otherwise provided in this section, shall have and may exercise such powers of the Board of Directors as may be provided by resolution or resolutions of the Board of Directors. Neither the Executive Committee nor any such other Committee shall have the power or authority:

       (a) to approve or adopt, or recommend to the stockholders, any action or matter expressly required by the General Corporation Law to be submitted to stockholders for approval, or

       (b)  to adopt, amend or repeal any of these By-Laws.

The Executive Committee shall have, and any such other Committee may be granted by the Board of Directors, power to authorize the seal of the Corporation to be affixed to any or all papers which may require it. [Section 141(c).]

       Section 3.03. Proceedings. Each such Committee may fix its own rules of procedure consistent with these By-Laws and may meet at such place (within or without the State of Delaware), at such time and upon such notice, if any, as it shall determine from time to time. Each such Committee shall keep minutes of its proceedings and shall report such proceedings to the Board of Directors at the meeting of the Board of Directors next following any such proceedings.

       Section 3.04. Quorum and Manner of Acting. Except as may be otherwise provided in the resolution creating such Committee, at all meetings of any Committee the presence of members (or alternate members) constituting a majority of the total authorized membership of such Committee shall constitute a quorum for the transaction of business. The act of the majority of the members present at any meeting at which a quorum is present shall be the act of such Committee. Any action required or permitted to be taken at any meeting of any such Committee may be taken without a meeting, if all members of such Committee shall consent to such action in writing and such writing or writings are filed with the minutes of the proceedings of the Committee. The members of any such Committee shall act only as a Committee, and the individual members of such Committee shall have no power as such. [Section 141(c).]

       Section 3.05. Action by Telephonic Communications. Members of any Committee designated by the Board of Directors may participate in a meeting of such Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting. [Section 141(i).]

       Section 3.06. Resignations. Any member (and any alternate member) of any Committee may resign at any time by delivering a written notice of resignation, signed by such member, to the Chairman of the Board or the President. Unless otherwise specified therein, such resignation shall take effect upon delivery.

       Section 3.07. Removal. Any member (and any alternate member) of any Committee may be removed at any time, either for or without cause, by resolution adopted by a majority of the entire Board of Directors.

       Section 3.08. Vacancies. If any vacancy shall occur in any Committee, by reason of disqualification, death, resignation, removal or otherwise, the remaining members (and any alternate members) shall continue to act, and any such vacancy may be filled by the Board of Directors.


                        ARTICLE IV

                         OFFICERS

       Section 4.01. Number. The officers of the Corporation shall be chosen by the Board of Directors and may include a Chairman of the Board and Vice Chairmen of the Board (who shall be chosen from among the Directors) and shall include a President (who shall be chosen from among the Directors), a Secretary, a Treasurer and such other officers as the Board of Directors may determine. The Board of Directors also may elect one or more Assistant Secretaries and Assistant Treasurers in such numbers as the Board of Directors may determine. Any number of offices may be held by the same person. Except as otherwise provided in these By-Laws, no officer need be a Director of the Corporation. [Section 142(a), (b).]

       Section 4.02. Election. Unless otherwise determined by the Board of Directors, the officers of the Corporation shall be elected by the Board of Directors at the annual meeting of the Board of Directors, and shall be elected to hold office until the next succeeding annual meeting of the Board of Directors. In the event of the failure to elect officers at such annual meeting, officers may be elected at any regular or special meeting of the Board of Directors. Each officer shall hold office until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal. [Section 142(b).]

       Section 4.03. Removal and Resignation; Vacancies. Any officer may be removed for or without cause at any time by the Board of Directors. Any officer may resign at any time by delivering a written notice of resignation, signed by such officer, to the Board of Directors or the President. Unless otherwise specified therein, such resignation shall take effect upon delivery. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, shall be filled by the Board of Directors.
[Section 142(b), (e).]

       Section 4.04. Authority and Duties of Officers. The officers of the Corporation shall have such authority and shall exercise such powers and perform such duties as may be specified in these By-Laws, except that in any event each officer shall exercise such powers and perform such duties as may be required by law. [Section 142(a).]

       Section 4.05. Chairman of the Board. The Board of Directors may at a regular or special meeting elect from among their number a Chairman of the Board who shall hold office, at the pleasure of the Board of Directors, until the next annual meeting. The Chairman of the Board shall preside at all meetings of the Board of Directors and also shall exercise such powers and perform such duties as may be delegated or assigned to or required of him or her by these

By-Laws or by or pursuant to authorization of the Board of Directors.

       Section 4.06. Vice-Chairmen of the Board. The Board of Directors may at a regular or special meeting elect from among their number one or more Vice-Chairmen of the Board who shall hold office, at the pleasure of the Board of Directors, until the next annual meeting. The Vice-Chairmen of the Board shall exercise such powers and perform such duties as may be delegated or assigned to or required of him, her or them by these By-Laws or by or pursuant to authorization of the Board of Directors or by the Chairman of the Board.

       Section 4.07. President. The Board of Directors shall at a regular or special meeting elect from among their number a President who shall hold office, at the pleasure of the Board of Directors, until the next annual meeting and until the election of his or her successor. The President shall exercise such powers and perform such duties as may be delegated or assigned to or required of him or her by these By-Laws or by or pursuant to authorization of the Board of Directors or (if the President is not the chief executive officer) by the chief executive officer.

       Section 4.08. Chief Executive Officer. The Chairman of the Board or the President shall be the chief executive officer of the Corporation as the Board of Directors from time to time shall determine, and the Board of Directors from time to time may determine who shall act as chief executive officer in the absence or inability to act of the then incumbent. Subject to the control of the Board of Directors, and to the extent not otherwise prescribed by these By-Laws, the chief executive officer shall have plenary power over all departments, officers, employees, and agents of the Corporation, and shall be responsible for the general management and direction of all the business and affairs of the Corporation.

       Section 4.09. The Secretary. The Secretary shall have the following powers and duties:

       (a) He or she shall keep or cause to be kept a record of all the proceedings of the meetings of the stockholders and of the Board of Directors in books provided for that purpose.

       (b) He or she shall cause all notices to be duly given in accordance with the provisions of these By-Laws and as required by law.

       (c) Whenever any Committee shall be appointed pursuant to a resolution or resolutions of the Board of Directors, he or she shall furnish a copy of such resolution or resolutions to the members of such Committee.

       (d) He or she shall be the custodian of the records and of the seal of the Corporation and cause such seal (or a facsimile thereof) to be affixed to all certificates representing shares of the Corporation prior to the issuance thereof and to all instruments the execution of which on behalf of the Corporation under its seal shall have been duly authorized in accordance with these By-Laws, and when so affixed he or she may attest the same.

       (e) He or she shall properly maintain and file all books, reports, statements, certificates and all other documents and records required by law, the Restated Certificate of Incorporation or these ByLaws.

       (f) He or she shall have charge of the stock books and ledgers of the Corporation and shall cause the stock and transfer books to be kept in such manner as to show at any time the number of shares of stock of the Corporation of each class issued and outstanding, the names (alphabetically arranged) and the addresses of the holders of record of such shares, the number of shares held by each holder and the date as of which each became such holder of record.

       (g) He or she shall sign (unless the Treasurer, an Assistant Treasurer or Assistant Secretary shall have signed) certificates representing shares of the Corporation the issuance of which shall have been authorized by the Board of Directors.

       (h) He or she shall perform, in general, all duties incident to the office of secretary and such other duties as may be specified in these By-Laws or as may be assigned to him or her from time to time by the Board of Directors or the chief executive officer.

       Section 4.10. The Treasurer. The Treasurer shall have the following powers and duties:

       (a) He or she shall have charge and supervision over and be responsible for the moneys, securities, receipts and disbursements of the Corporation and shall keep or cause to be kept full and accurate records of all receipts of the Corporation.

       (b) He or she shall cause the moneys and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies or with such bankers or other depositaries as shall be selected in accordance with Section 8.05 of these By-Laws.

       (c) He or she shall cause the moneys of the Corporation to be disbursed by checks or drafts (signed as provided in Section 8.06 of these By-Laws) upon the authorized depositaries of the Corporation and cause to be taken and preserved proper vouchers for all moneys disbursed.

       (d) He or she shall render to the Board of Directors or the President, whenever requested, a statement of the financial condition of the Corporation and of all his or her transactions as Treasurer, and render a full financial report at the annual meeting of the stockholders, if called upon to do so.

       (e) He or she shall be empowered from time to time to require from all officers or agents of the Corporation reports or statements giving such information as he or she may desire with respect to any and all financial transactions of the Corporation.

       (f) He or she may sign (unless an Assistant Treasurer or the Secretary or an Assistant Secretary shall have signed) certificates representing stock of the Corporation the issuance of which shall have been duly authorized by the Board of Directors.

       (g) He or she shall perform, in general, all duties incident to the office of treasurer and such other duties as may be specified in these By-Laws or as may be assigned to him or her from time to time by the Board of Directors or the chief executive officer.

       Section 4.11. Additional Officers. The Board of Directors may appoint such other officers and agents as it may deem appropriate, and such other officers and agents shall hold their offices for such terms and shall exercise such powers and perform such duties as may be determined from time to time by the Board of Directors. The Board of Directors from time to time may delegate to any officer or agent the power to appoint subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties. Any such officer or agent may remove any such subordinate officer or agent appointed by him or her, for or without cause. [Section 142(a), (b).]

       Section 4.12. Security. The Board of Directors may require any officer, agent or employee of the Corporation to provide security for the faithful performance of his or her duties, in such amount and of such character as may be determined from time to time by the Board of Directors.
[Section 142(c).]

                        ARTICLE V

                      CAPITAL STOCK

       Section 5.01. Certificates of Stock, Uncertificated Shares. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the Corporation shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until each certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock in the Corporation represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation, by the Chairman of the Board or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, representing the number of shares registered in certificate form. Such certificate shall be in such form as the Board of Directors may determine, to the extent consistent with applicable law, the Restated Certificate of Incorporation and these By-Laws. [Section 158.]

       Section 5.02. Signatures; Facsimile. All of such signatures on the certificate may be a facsimile, engraved or printed, to the extent permitted by law. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue. [Section 158.]

       Section 5.03. Lost, Stolen or Destroyed Certificates. The Board of Directors may direct that a new certificate be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon delivery to the Board of Directors of an affidavit of the owner or owners of such certificate, setting forth such allegation. The Board of Directors may require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.
[Section 167.]

       Section 5.04. Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Within a reasonable time after the transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the General Corporation Law of the State of Delaware. Subject to the provisions of the Restated Certificate of Incorporation and these By-Laws, the Board of Directors may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, transfer and registration of shares of the Corporation. [Section 151.]


       Section 5.05. Record Date. In order to determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors, and which shall not be more than sixty nor less than ten days before the date of such meeting. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided that the Board of Directors may fix a new record date for the adjourned meeting.

       In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights of the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. [Section 213.]

       Section 5.06. Registered Stockholders. Prior to due surrender of a certificate for registration of transfer, the Corporation may treat the registered owner as the person exclusively entitled to receive dividends and other distributions, to vote, to receive notice and otherwise to exercise all the rights and powers of the owner of the shares represented by such certificate, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have notice of such claim or interests. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer or uncertificated shares are requested to be transferred, both the transferor and transferee request the Corporation to do so. [Section 159.]

       Section 5.07. Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents and one or more registrars, and may require all certificates representing shares to bear the signature of any such transfer agents or registrars.


                        ARTICLE VI

                     INDEMNIFICATION

       Section 6.01. Nature of Indemnity. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to become a Director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a Director or officer of another corporation (including, without limitation, The Equitable Life Assurance Society of the United States and its subsidiaries), partnership, joint venture, trust or other enterprise, including an employee benefit plan, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that he or she is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation (including, without limitation, The Equitable Life Assurance Society of the United States and its subsidiaries), partnership, joint venture, trust or other enterprise, including an employee benefit plan, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful; except that in the case of an action or suit by or in the right of the Corporation to procure a judgment in its favor
(i) such indemnification shall be limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (ii) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

       The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. [Section 145(a), (b)]

       Section 6.02. Successful Defense. To the extent that a Director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in
Section 6.01 hereof or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

       Section 6.03. Determination That Indemnification Is Proper. Any indemnification of a Director or officer of the Corporation under Section 6.01 hereof (unless ordered by a court) shall be made by the Corporation unless a determination is made that indemnification of the Director or officer is not proper in the circumstances because he or she has not met the applicable standard of conduct set forth in Section 6.01 hereof. Any indemnification of an employee or agent of the Corporation under Section 6.01 hereof (unless ordered by a court) may be made by the Corporation upon a determination that indemnification of the employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 6.01 hereof. Any such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.
[Section 145(d), (f)]

       Section 6.04. Advance Payment of Expenses. Expenses (including attorneys' fees) incurred by a Director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the Director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this
Article VI. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate. The Board of Directors may authorize the Corporation's counsel to represent such Director, officer, employee or agent in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding. [Section 145(e)]

       Section 6.05.  Procedure for Indemnification of Directors and
Officers. Any indemnification of a Director or officer of the Corporation under Sections 6.01 and 6.02, or advance of costs, charges and expenses to a Director or officer under Section 6.04 of this Article VI, shall be made promptly, and in any event within 30 days, upon the written request of the Director or officer. If a determination by the Corporation that the Director or officer is entitled to indemnification pursuant to this Article is required, and the Corporation fails to respond within sixty days to a written request for indemnity, the Corporation shall be deemed to have approved such request. If the Corporation denies a written request for indemnity or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within 30 days, the right to indemnification or advances as granted by this Article VI shall be enforceable by the Director or officer in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 6.04 of this
Article VI where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in
Section 6.01 of this Article, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 6.01 of this Article VI, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

       Section 6.06. Survival; Preservation of Other Rights. The foregoing indemnification provisions shall be deemed to be a contract between the Corporation and each Director, officer, employee and agent who serves in any such capacity at any time while these provisions as well as the relevant provisions of the General Corporation Law of the State of Delaware are in effect, and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a "contract right" may not be modified retroactively without the consent of such Director, officer, employee or agent.

       The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. [Section 145(f)]

       Section 6.07. Insurance. The Corporation shall purchase and maintain insurance on behalf of any person who is or was or has agreed to become a Director or officer of the Corporation, or is or was serving at the request of the Corporation as a Director or officer of another corporation (including, without limitation, The Equitable Life Assurance Society of the United States and its subsidiaries), partnership, joint venture, trust or other enterprise, including an employee benefit plan, against any liability asserted against him or her and incurred by him or her or on his or her behalf in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such


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

liability under the provisions of this Article, provided that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the entire Board of Directors.

       Section 6.08. Severability. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Director or officer and may indemnify each employee or agent of the Corporation as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the fullest extent permitted by applicable law.


                       ARTICLE VII

                         OFFICES

       Section 7.01. Registered Office. The registered office of the Corporation in the State of Delaware shall be located at Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle.

       Section 7.02. Other Offices. The Corporation may maintain offices or places of business at such other locations within or without the State of Delaware as the Board of Directors may from time to time determine or as the business of the Corporation may require.



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


                       ARTICLE VIII

                    GENERAL PROVISIONS

       Section 8.01. Dividends. Subject to any applicable provisions of law and the Restated Certificate of Incorporation, dividends upon the shares of the Corporation may be declared by the Board of Directors at any regular or special meeting of the Board of Directors and any such dividend may be paid in cash, property, or shares of the Corporation's Capital Stock.

       A member of the Board of Directors shall be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or Committees of the Board of Directors, or by any other person as to matters the Director reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid. [Section 172, 173.]

       Section 8.02. Reserves. There may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may similarly modify or abolish any such reserve. [Section 171.]

       Section 8.03. Execution of Instruments. The Chairman of the Board, any Vice-Chairman of the Board, the


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

President, any Vice President, the Secretary or the Treasurer may in the ordinary course of business enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. The Board of Directors may authorize any officer or agent to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. Any such authorization may be general or limited to specific contracts or instruments.

       Section 8.04. Corporate Indebtedness. No loan shall be contracted on behalf of the Corporation, and no evidence of indebtedness shall be issued in its name, unless authorized by the Board of Directors, or, to the extent authorized by a resolution adopted by the Board of Directors, the chief executive officer. Such authorization may be general or confined to specific instances. Loans so authorized may be effected at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual. All bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation issued for such loans shall be made, executed and delivered as the Board of Directors or (to the extent so authorized) the chief executive officer shall authorize. When authorized by the Board of Directors, any part of or all the properties, including contract rights, assets, business or good will of the Corporation, whether then owned or thereafter acquired, may be mortgaged, pledged, hypothecated or conveyed or assigned in trust as security for the payment of such bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation, and of the interest thereon, by instruments executed and delivered in the name of the Corporation.

       Section 8.05. Deposits. Any funds of the Corporation may be deposited from time to time in such banks, trust companies or other depositaries as may be determined by the Board of Directors, the Chairman of the Board or the President, or by such officers or agents as may


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

be authorized by the Board of Directors, the Chairman of the Board or the President to make such determination.

       Section 8.06. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such agent or agents of the Corporation, and in such manner, as the Board of Directors, the Chairman of the Board or the President from time to time may determine.

       Section 8.07. Sale, Transfer, etc. of Securities. To the extent authorized by the Board of Directors, by the Chairman of the Board or by the President, any Vice President, the Secretary or the Treasurer or any other officers designated by the Board of Directors, the Chairman of the Board or the President may sell, transfer, endorse, and assign, in each case in the ordinary course of business, any shares of stock (other than stock of a subsidiary if such transaction has not been approved by the Board of Directors), bonds or other securities owned by or held in the name of the Corporation, and may make, execute and deliver in the name of the Corporation, under its corporate seal, any instruments that may be appropriate to effect any such sale, transfer, endorsement or assignment.

       Section 8.08. Voting as Stockholder. Unless otherwise determined by resolution of the Board of Directors, the Chairman of the Board, the President or any Vice President shall have full power and authority on behalf of the Corporation to attend any meeting of stockholders of any corporation in which the Corporation may hold stock, and to act, vote (or execute proxies to vote) and exercise in person or by proxy all other rights, powers and privileges incident to the ownership of such stock. Such officers acting on behalf of the Corporation shall have full power and authority to execute any instrument expressing consent to or dissent from any action of any such corporation without a meeting. The Board of Directors may by resolution from time to time confer such power and authority upon any other person or persons.


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

       Section 8.09. Fiscal Year. The fiscal year of the Corporation shall commence on the first day of January of each year (except for the Corporation's first fiscal year which shall commence on the date of incorporation) and shall terminate in each case on December 31.

       Section 8.10. Seal. The seal of the Corporation shall be circular in form and shall contain the name of the Corporation, the year of its incorporation and the words "Corporate Seal" and "Delaware". The form of such seal shall be subject to alteration by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced, or may be used in any other lawful manner.

       Section 8.11. Books and Records. Except to the extent otherwise required by law, the books and records of the Corporation shall be kept at such place or places within or without the State of Delaware as may be determined from time to time by the Board of Directors.


                        ARTICLE IX

                   AMENDMENT OF BY-LAWS

       Section 9.01. Amendment. The Board of Directors shall have the express power, without a vote of stockholders, to adopt any By-Law, and to amend, alter or repeal the By-Laws of the Corporation, except to the extent that the By-Laws or the Restated Certificate of Incorporation, including but not limited to the provisions of paragraph (e) of Article FIFTH thereof, otherwise provide. The Board of Directors may exercise such power upon the affirmative vote of a majority of the entire Board of Directors. Stockholders may adopt any By-Law, or amend, alter or repeal the By-Laws of the Corporation, upon the affirmative vote of the holders of at least a majority of the votes entitled to be cast by the holders of all then outstanding voting shares of the Corporation, voting together as a single class.


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

                        ARTICLE X

                       CONSTRUCTION

       Section 10.01. Construction. In the event of any conflict between the provisions of these By-Laws as in effect from time to time and the provisions of the Restated Certificate of Incorporation of the Corporation as in effect from time to time, the provisions of such Restated Certificate of Incorporation shall be controlling.


                        ARTICLE XI

        INVESTOR ACQUISITIONS OF VOTING SECURITIES

       Section 11.01. Limitation on Acquisitions. The Investor shall not, and shall cause each of the Investor Related Parties not to, acquire any Voting Securities if, immediately after such acquisition, the percentage of the Total Voting Power represented by the aggregate Voting Power of all Voting Securities then owned, directly or indirectly, by the Investor and the Investor Related Parties would exceed the percentage equal to 90% minus the percentage of the Total Voting Power represented by the aggregate Voting Power of all Voting Securities (x) acquired by the holders of the Other Debt Securities upon the exchange of the Other Debt Securities and (y) not subsequently sold or otherwise disposed of by such holders in a manner which effectuated a reasonably broad distribution, unless (i) the Investor or such Investor Related Party, as the case may be, substantially concurrently with such acquisition offers to purchase all shares of the Common Stock then outstanding (other than such shares then owned by the Investor and the Investor Related Parties) and (ii) a special committee of the Board of Directors of the Corporation (consisting of directors of the Corporation other than nominees of the Investor or officers of the Corporation or any of its Subsidiaries) is appointed to evaluate such offer.


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

       Section 11.02.  Certain Definitions.  For purposes of this Article
ELEVENTH:

       "Affiliate" means such term as it is defined in Rule 12b-2 under the Exchange Act.

       "Common Stock" means the Corporation's Common Stock, par value $.01 per share.

       "Investor" means AXA, a corporation organized under the laws of France.

       "Investor Related Parties" means, collectively, (i) all Subsidiaries of the Investor, (ii) Axa Assurances I.A.R.D. Mutuelle, Axa Assurances Vie Mutuelle, La Mutuelle Generale Assurances Risques Divers, Uni Europe Assurance Mutuelle, Alpha Assurances Vie Mutuelle, La Nouvelle Mutuelle Assurance, FINAXA, Midi Participations, A.N.F., and their respective Subsidiaries (other than the Investor), (iii) any other person of which the Investor is or becomes a Subsidiary and (iv) each person of which voting securities or other ownership interests representing 25% or more of the ordinary voting power are owned by the Investor or one or more Subsidiaries of the Investor or a combination thereof, which person is not a Subsidiary of the Investor but is actually controlled by the Investor.

       "Other Debt Securities" means the two series of Debt Securities the Corporation may sell under Section 4.11 of that certain Investment Agreement dated as of July 18, 1991, among The Equitable Life Assurance Society of the United States, the Corporation and the Investor.

       "Person" means any individual, corporation, partnership, firm, joint venture, association, joint stock company, trust, unincorporated organization, governmental or regulatory authority or other entity.

       "Subsidiary" means a second person of which securities or other ownership interests representing more


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

than 50% of the ordinary voting power are, at the time any determination is being made, owned or controlled by the first person or one or more Subsidiaries of such person or a combination thereof, except that in no event shall the Corporation or any of its Subsidiaries be considered a Subsidiary of the Investor or any of its Affiliates.

       "Total Voting Power" means, at any time, the total number of votes that may be cast in the election of Directors of the Corporation at any meeting of the holders of Voting Securities held at such time for such purpose, without regard to any voting limitation on any Voting Securities imposed by Section 7312(v) of the New York Insurance Law, if all then outstanding Voting Securities were present and voted at such meeting.

       "Voting Power" means, as to any Voting Security at any time, the number of votes such Voting Security is entitled to cast for Directors of the Corporation at any meeting of the holders of Voting Securities held at such time for such purpose, without regard to any voting limitation on any Voting Securities imposed by Section 7312(v) of the New York Insurance Law.

       "Voting Securities" means the Common Stock and any other securities issued by the Corporation having the power to vote in the election of Directors of the Corporation, including without limitation any securities having such power only upon the occurrence of a default or any other extraordinary contingency, but excluding any preferred stock issued by the Corporation having only such rights to elect up to two Directors as are required by the rules of the principal stock exchange on which such preferred stock is listed.



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